Exhibit 10.2

AMENDMENT NO. 1

TO

INVESTMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of June 27, 2008, between MP CA Homes LLC, a Delaware limited liability company (the “Investor”) and Standard Pacific Corp., a Delaware corporation (including its successors, the “Company”), for the purpose of amending that certain Investment Agreement, dated as of May 26, 2008 (the “Agreement”), between the Investor and the Company.

Whereas, after consultation with The New York Stock Exchange the parties desire to amend the Agreement to (i) provide for certain adjustments to the contemplated fees payable in connection with the Transactions, and (ii) to address certain other matters as set forth herein.

Now, Therefore, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used in this Amendment shall have the same meanings given to them in the Agreement unless otherwise indicated.

2. Commitment Fee Shares.

(a)	The definition of “Commitment Fee Shares” in Section 1.1 of the Agreement is hereby deleted in its entirety.

(b)	Section 2.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c)	Intentionally Deleted.

(c)

The references to the Commitment Fee Shares in the Agreement are hereby deleted in their entirety from: (i) the definition of Company Securities in Section 1.1 of the Agreement; (ii) Section 2.4(a)(i) of the Agreement; and (iii) Section 5.6(c) of the Agreement.

3. First Closing. Subject to the terms and conditions of the Agreement, the First Closing shall occur on the date agreed upon by the parties for this purpose. The parties desire to confirm that the First Closing Transactions set forth in Sections 2.1(a), (b) and (d) of the Agreement shall occur consecutively in the order set forth in Section 2.1, and shall not be deemed to be consummated concurrently. For the avoidance of doubt, the parties will not exchange the Exchange Notes for the Warrant until after the Subject Senior Preferred Shares have been purchased by the Investor.

4. Advisory Fee. The following provision is hereby added immediately following Section 5.7 of the Agreement:

Section 5.8 Advisory Fee

“At the First Closing, and subject to consummation of the First Closing, the Company shall pay, in cash, an advisory fee of $6,100,000 to MatlinPatterson Global Advisers LLC, by wire transfer of immediately available US funds.”

5. Exhibits. The form of documents attached to the Agreement as Exhibit A (Form of Senior Preferred Stock Certificate of Designations), Exhibit B (Form of Junior Preferred Stock Certificate of Designations), Exhibit C (Form of Warrant), Exhibit D (Form of Stockholders Agreement), Exhibit E (Form of New Charter) and Exhibit F (Form of Amended and Restated Bylaws) are hereby deleted in their entirety and replaced with the form of documents attached hereto as Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E and Exhibit F.

6. Continuing Full Force and Effect. Except as amended hereby, the Agreement remains in full force and effect.

7. Governing Law. This Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction.

8. Counterparts. This Amendment may be executed in several counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the parties have duly executed this Amendment as of the date first above written.

MP CA HOMES LLC

By:	/s/ Lawrence M. Teitelbaum
	Name:	Lawrence M. Teitelbaum
	Title:	Vice President

STANDARD PACIFIC CORP.

By:	/s/ Clay A. Halvorsen
	Name:	Clay A. Halvorsen
	Title:	Executive Vice President, General Counsel & Secretary